EXHIBIT 23.2

THE LAW OFFICE OF
CONRAD C. LYSIAK
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@qwest.net

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form S-8 Registration Statement to be filed with the Securities and Exchange Commission as attorney for the Issuer, First American Scientific Corp. and to the reference to my firm in the "Opinion of Counsel."

DATED this 30th day of October, 2006.

Yours truly,

CONRAD C. LYSIAK
Conrad C. Lysiak